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                                                                  Exhibit 10.1


                       INERGY EMPLOYEE UNIT PURCHASE PLAN
                                   SECTION 1
                                  INTRODUCTION

1.1 Establishment. INERGY HOLDINGS, LLC, a Delaware limited liability company ("Holdings"), originally established, effective June 1, 2001, the Inergy Employee Unit Purchase Plan (the "Plan") for certain employees of Holdings, Inergy GP, LLC, a Delaware limited liability company (the "General Partner"), Inergy, L.P., a Delaware limited partnership (the "Partnership"), and their Affiliates. The Plan is hereby amended and restated effective as of the Plan's original effective date, June 1, 2001.

1.2 Purpose. The purpose of the Plan is to promote the interests of Holdings, the General Partner and the Partnership by encouraging all full-time employees of Holdings, the General Partner, the Partnership and their Affiliates to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership, the General Partner and Holdings.

                                   SECTION 2
                                   DEFINITIONS

2.1      The following terms shall have the meanings set forth below.

         (a) "Affiliates" means with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

         (b)  "Board" means the Board of Directors of the General Partner.

         (c) "Committee" means the compensation committee of the Board appointed to administer the Plan pursuant to Section 8.

         (d) "Employee" means any individual who is a full-time employee of Holdings, the General Partner, the Partnership or one of their Affiliates, but excluding any employee covered by a collective bargaining agreement unless such bargaining agreement provides for his participation in the Plan.

         (e) "Employer" means Holdings, the General Partner, the Partnership and/or one of their Affiliates, as the case may be.

         (f) "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on

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              which there was trading) as reported in The Wall Street Journal
              (or other reporting service approved by the Committee). In the event Units are not publicly traded at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         (g) "Holdings" means Inergy Holdings, LLC, a Delaware limited liability company.

         (h)  "Partnership" means Inergy, L.P., a Delaware limited partnership.

         (i) "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Inergy, L.P., as amended from time to time.

         (j) "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

         (k) "Purchase Period" means the 10-day period following the end of each calendar quarter; provided, however, the Purchase Period shall include such other periods, if any, as may be designated by the Committee from time to time.

         (l) "Rule 16b-3" means Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act").

         (m)  "Unit" means a Common Unit of the Partnership.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3
                                  ELIGIBILITY

3.1 Eligibility and Plan Entry Date. All Employees shall be eligible to participate in the Plan. An Employee is eligible to enter the Plan beginning on the first day of the month following thirty (30) days after such individual's employment commencement date.

3.2 Prior Service Credit. The Committee, it is discretion, may grant prior service credit to individuals that become Employees pursuant to a corporate merger or acquisition.

                                   SECTION 4
                           UNITS AVAILABLE UNDER PLAN

4.1 Unless otherwise increased by the Board, the maximum number of Units that may be purchased for Employees under this Plan is 50,000. Units to be delivered under the Plan may be Units acquired by Holdings in the open market, Units already owned by Holdings, Units acquired by Holdings directly from the Partnership or any other person, or any combination of the foregoing. Upon an Employee's termination of employment with his or her Employer, all amounts then credited to his or her notional account under the Plan, if any, shall be paid to the terminated Employee as soon as practicable. In the event that any change is made to the Units deliverable under the Plan, the Committee may make appropriate adjustments in the maximum number of Units deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

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                                   SECTION 5
                                PURCHASE OF UNITS

5.1 Employee Withholding Elections. The Committee shall provide an Employee with the ability to purchase Units under this Plan upon the following terms and conditions:

        (a) Effective as of the beginning of any month, an Employee may elect to have his Employer withhold from the Employee's cash base salary or cash base wages each future pay period, for the purchase of Units hereunder, a designated whole percentage of the Employee's cash base pay or wages (in whole percentages only, not to exceed 10%). An Employee may change (within the above limitations) or, subject to Section 5.1(f), stop his withholding election at any time; however, only two such changes may be made during any calendar year. All Employee elections and any changes to an election shall be in such written form as the Committee or its delegate may establish from time to time.

         (b) Each withholding election made by an Employee hereunder shall be an ongoing election until the earlier of the date changed by the Employee or the date the Employee ceases to be eligible to participate in the Plan.

         (c) Holdings shall maintain for each electing Employee a separate notional or ledger account reflecting the aggregate amount of his cash base pay or wages that has been withheld and not yet applied to the purchase of Units for such Employee. Amounts of base pay or wages withheld by the Employer and remitted to Holdings shall not be segregated from the general assets of Holdings and shall not bear interest.

         (d) During each Purchase Period, Holdings shall use, to the fullest extent practicable, all amounts then credited to the notional accounts of the electing Employees to purchase Units for such Employees. Purchases of Units may be made at any time or times during the Purchase Period on any securities exchange on which the Units are traded, in the over-the-counter market and/or in negotiated transactions as the Committee shall determine.

         (e) Upon an Employee's termination of Employment with his or her Employer, all amounts then credited to his or her notional account under the Plan, if any, shall be paid to the terminated Employee as soon as reasonably practicable.

         (f) Provided an Employee submits his or her election to stop withholding prior to the five business day period before the beginning of an immediately upcoming Purchase Period, all amounts then credited to such Employee's notional account shall be returned to the Employee as soon as administratively practicable. Unless otherwise administratively feasible, to the extent an Employee submits his or her election to stop withholding within the five business day period before the beginning of the immediately upcoming Purchase Period, all amounts credited to such Employee's notional account will be applied toward the purchase of Units in the immediately following Purchase Period and the Employee's election to stop withholding shall become effective as of the commencement of the next following Offering Period. All requests to withdraw from the Plan submitted during a


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              Purchase Period will become effective as of the commencement of the next following Offering Period.

5.2 Purchase of Units and Plan Expenses. During each Purchase Period, Holdings, using funds withheld from Employees' wages pursuant to this
         Section 5, shall purchase for the electing Employees the maximum number of Units (including fractional Units) that can be acquired (using the Unit's Fair Market Value on the date of purchase) based on the sum of (i) amounts then credited to the electing Employees' notional accounts, and (ii) an amount, as determined from time to time by the Committee, not to exceed 10% of the amount then credited to the electing Employees' notional accounts. Holdings shall pay, other than from the notional accounts, all brokerage fees and other costs and expenses of the Plan. To the extent that Units are purchased on multiple days or at multiple times during a single Purchase Period, Holdings shall use the average of the Units' Fair Market Value at the times of purchase as the applicable Unit price upon which Units are allocated to the participating Employees.

5.3 Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with the purchase of Units, it will be a condition to the ownership of such Units that the Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include, but not be limited to, a reduction in the Employee's notional account.

                                   SECTION 6
                              RESTRICTIONS ON UNITS

6.1      Holding Period. Subject to the exception provided below under
         Section 6.2, all Units purchased under the Plan shall be subject to a holding period which shall expire on the first anniversary of the date the Units were purchased under the Plan. During such Holding period, each Employee shall be prohibited from pledging, transferring, selling or otherwise disposing of the restricted Units. Upon the expiration of such Holding Period, the Employee may, if he or she desires, make a request to the Employer (or its designated third party plan administrator, if any) to receive certificates for all of such unrestricted whole Units. Otherwise, such Units shall be held without restriction (1) by the Employer or (2) in the name of the third party administrator (or its designee), if any, for the benefit of the Employee.

6.2 Holding Period Exception. Notwithstanding the Holding Period imposed above under Section 6.1 and subject to the conditions imposed pursuant to this Section 6.2, an Employee will be permitted to pledge, transfer, sell or otherwise dispose of his or her restricted whole Units during the one year holding period (a "Restricted Transfer") by notifying the Employer (or its designated third party plan administrator) of his or her intention to engage in a Restricted Transfer. If a Restricted Transfer occurs, the Employee shall be prohibited from participating in the Plan again until the first Purchase Period following the first anniversary of the date of the Restricted Transfer. During this period of prohibition, no amounts shall be withheld from the Employee's cash base salary or cash base wages. Such withholding shall not be allowed to resume, at the earliest, until the first pay period following the first anniversary of the date of the Restricted Transfer. To the extent an Employee has amounts credited to his or her notional account

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         under the Plan on the date of a Restricted Transfer, all such amounts will be returned to the Participant. To the extent a Participant has a fractional Unit credited to his or her notional account under the Plan on the date of a Restricted Transfer, such fractional Unit will be liquidated and the Participant will receive his pro rata portion of the proceeds from such liquidation.

6.3 Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the "1933 Act"), and, in the case of any Employee who may be deemed an affiliate (for securities law purposes) of Holdings, the General Partner or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, Holdings may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish Holdings with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or Holdings is satisfied that an exemption from such registration is available.

6.4 Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. Holdings acknowledges that it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to Holdings.

                                   SECTION 7
                        RIGHTS OF EMPLOYEES; PARTICIPANTS

7.1 Employment. This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with Holdings, the General Partner, the Partnership or one of their Affiliates, nor will it interfere in any way with any right Holdings, the General Partner, the Partnership or one of their Affiliates would otherwise have to terminate such Employee's employment or other service at any time.

7.2 Nontransferability. No right to purchase Units or be reimbursed for the purchase of Units granted under this Plan shall be assignable or transferable during the lifetime of any Employee either voluntarily or involuntarily, or be subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy.

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7.3       Dividend Reinvestment. To the extent that the Partnership has a dividend reinvestment plan available to Unit holders, Participants purchasing Units pursuant to this Plan shall be eligible to participate in such plan in the same manner as other Unit holders.

                                   SECTION 8
                               PLAN ADMINISTRATION

8.1 Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) determine which persons are Employees who may participate; (ii) determine the number of Units to be purchased by an Employee; (iii) determine the time and manner for purchasing Units;
          (iv) interpret, construe and administer the Plan; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; (vii) correct any defect, supply any omission, or reconcile an inconsistency in the Plan; and (viii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

8.2 Determination Under the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Partnership or any Employee. No member of the Committee shall be liable for any action, determination or interpretation made in good faith, and all members of the Committee shall, in addition to their rights as directors, be fully protected by Holdings with respect to any such action, determination or interpretation.

                                   SECTION 9
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

9.1 This Plan may be amended from time to time by the Committee. This Plan may be terminated at any time by the Committee and, unless Board approval is obtained for an increase in the maximum number of available Units, shall automatically terminate when all Units authorized for purchase pursuant to the Plan have been purchased. On termination of the Plan, all amounts then remaining credited to the notional accounts for Employees shall be returned to the affected Employees.

                                   SECTION 10
                           NONEXCLUSIVITY OF THE PLAN

10.1 The adoption of the Plan by Holdings shall not be construed as creating any limitations on the power or authority of Holdings to adopt such other or additional incentive or other compensation arrangements of whatever nature as Holdings may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees, non-employee directors, or consultants generally, or to any class or group of employees, directors, or consultants, which Holdings now has lawfully put into effect, including, without limitation, any

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          retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

                                   SECTION 11
                               REQUIREMENTS OF LAW

11.1 Requirements of Law. The issuance of Units pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

11.2 Rule 16b-3. It is intended that any purchases by a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any action or procedure would otherwise not comply with Rule 16b-3, such action or procedure shall be modified, to the extent the Committee deems practicable, to conform to Rule 16b-3.

11.3 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Delaware, without regard to conflicts of laws principles.

                                   SECTION 12
                         REIMBURSEMENT FROM PARTNERSHIP

12.1 The General Partner shall reimburse Holdings for all direct and indirect expenses incurred by Holdings in administering this Plan. Such costs incurred by Holdings may include, but are not limited to, costs incurred by Holdings attributable to (i) Holdings supplementing the purchase of Units by Employees pursuant to Section 5.2 of this Plan, and (ii) Holdings' payment of brokerage fees and other expenses incurred in purchasing Units under this Plan. The General Partner shall reimburse Holdings on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion.

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